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                                                                   EXHIBIT 10.53

                     FIRST AMENDMENT TO THE TRUST AGREEMENT
                             ESTABLISHING THE TRUST
                   BY AND BETWEEN BELDEN WIRE & CABLE COMPANY
               (FOR THE SUPPLEMENTAL EXCESS DEFINED BENEFIT PLAN)
           and CG TRUST COMPANY (NOW PRUDENTIAL BANK & TRUST, F.S.B.)


WHEREAS, Belden Wire & Cable Company (hereinafter referred to as the "Company") and CG Trust Company, now Prudential Bank & Trust, F.S.B. (hereinafter referred to as the "Trustee"), established a trust pursuant to a Trust Agreement (hereinafter referred to as the "Trust Agreement") effective January 1, 2001 establishing the Trust by and between Belden Wire & Cable Company (for the Supplemental Excess Defined Benefit Plan) and CG Trust Company, now Prudential Bank & Trust, F.S.B.;

WHEREAS, the trust was established by the Trust Agreement in connection with the Belden Wire & Cable Company Supplemental Excess Defined Benefit Plan (as amended from time to time, the "Plan");

WHEREAS, Section 12 of the Trust Agreement provides for the amending of the Trust Agreement by written instrument executed by the Trustee and the Company; and

WHEREAS, the Company and the Trustee deem it desirable to make certain amendments to the Trust Agreement effective immediately before the Effective Time, as defined in the Agreement and Plan of Merger by and among Cable Design Technologies Corporation, BC Merger Corp. and Belden Inc. dated as of February 4, 2004, as amended;

NOW, THEREFORE, the Trust Agreement is amended effective immediately before the Effective Time as follows:

1. The definition of "Plan" is amended by inserting the words "as amended from time to time," immediately before the words "the 'Plan'" in the parenthetical in the first "WHEREAS" clause.

2. Paragraph (d) of Section 14, which defines "Change of Control", is deleted and replaced with the following:

"For purposes of this Trust, the term 'Change of Control' shall have the meaning assigned by the Plan. For the avoidance of doubt, the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among Cable Design Technologies Corporation, BC Merger Corp. and Belden Inc. dated as of February 4, 2004, as amended, shall not constitute a 'Change of Control' under the Plan. The Board of Directors and the Chief Executive Officer of the Company shall have a duty to inform the Trustee in writing of any Change of Control. Unless Trustee has actual knowledge of a Change of Control, or has received notice from the Company that a Change of Control

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has occurred, Trustee shall have no duty to inquire whether a Change of Control has occurred."

3. Capitalized terms used herein, unless otherwise defined herein, have the meaning ascribed to such terms in the Trust Agreement. Except as expressly provided herein all provisions of the Trust Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, Belden Wire & Cable Company and Prudential Bank & Trust, F.S.B., by their respective duly authorized officers, execute this amendment as of the 14th day of July, 2004.





                                         BELDEN WIRE & CABLE COMPANY



                                         By: /s/ Cathy O. Staples
                                             -------------------------

                                         Its: Vice President, Human Resources
                                              --------------------------------


Attest: /s/ Eivind J. Kolemainen
        ------------------------
        Eivind J. Kolemainen



                                             PRUDENTIAL BANK & TRUST, F.S.B.


                                             By: /s/
                                                 ------------------------------

                                             Its:
                                                 -------------------------------










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